Exhibit 99.1
Netflix, Inc.
Streaming Revenue and Membership Information by Region
(unaudited)
(in thousands, except for average monthly revenue per paying membership and percentages)

	As Of / Three Months Ended				As of / Year Ended
	March 31, 2017	June 30, 2017	September 30, 2017	December 31, 2017	December 31, 2017
United States and Canada (UCAN)
Revenues (1)	$1,586,167	$1,624,397	$1,674,308	$1,775,987	$6,660,859
Paid net streaming membership additions	1,665	1,042	1,162	1,643	5,512
Paid streaming memberships at end of period	54,575	55,617	56,779	58,422	58,422
Average paid streaming memberships during period	53,743	55,096	56,198	57,601	55,660
Average monthly revenue per paying streaming membership	$9.84	$9.83	$9.93	$10.28	$9.97
% change as compared to prior-year period	16%	14%	8%	6%	11%
Constant currency % change as compared to prior-year period*	16%	15%	8%	6%	11%

(1) Excludes DVD revenues of $450 million for the year ended December 31, 2017. Total US revenues for the year ended December 31, 2017 was $6.6 billion.

Europe, Middle East and Africa (EMEA)
Revenues	$482,282	$533,098	$614,707	$732,726	$2,362,813
Paid net streaming membership additions	1,868	1,453	1,983	2,869	8,173
Paid streaming memberships at end of period	19,699	21,152	23,135	26,004	26,004
Average paid streaming memberships during period	18,765	20,426	22,144	24,570	21,476
Average monthly revenue per paying streaming membership	$8.57	$8.70	$9.25	$9.94	$9.17
% change as compared to prior-year period	3%	1%	6%	15%	7%
Constant currency % change as compared to prior-year period*	11%	8%	5%	9%	8%

Latin America (LATAM)
Revenues	$331,453	$381,459	$434,637	$495,067	$1,642,616
Paid net streaming membership additions	1,217	1,588	1,254	1,450	5,509
Paid streaming memberships at end of period	15,425	17,013	18,267	19,717	19,717
Average paid streaming memberships during period	14,817	16,219	17,640	18,992	16,917
Average monthly revenue per paying streaming membership	$7.46	$7.84	$8.21	$8.69	$8.09
% change as compared to prior-year period	21%	20%	14%	17%	17%
Constant currency % change as compared to prior-year period*	15%	15%	13%	17%	15%

Asia-Pacific (APAC)
Revenues	$116,339	$131,773	$150,993	$176,823	$575,928
Paid net streaming membership additions	523	590	588	659	2,360
Paid streaming memberships at end of period	4,664	5,254	5,842	6,501	6,501
Average paid streaming memberships during period	4,403	4,959	5,548	6,172	5,271
Average monthly revenue per paying streaming membership	$8.81	$8.86	$9.07	$9.55	$9.11
% change as compared to prior-year period	9%	3%	3%	8%	6%
Constant currency % change as compared to prior-year period*	6%	2%	2%	7%	4%

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	As Of / Three Months Ended				As of / Year Ended
	March 31, 2018	June 30, 2018	September 30, 2018	December 31, 2018	December 31, 2018
United States and Canada (UCAN)
Revenues (2)	$1,976,157	$2,049,546	$2,094,850	$2,160,979	$8,281,532
Paid net streaming membership additions	2,487	961	1,140	1,747	6,335
Paid streaming memberships at end of period	60,909	61,870	63,010	64,757	64,757
Average paid streaming memberships during period	59,666	61,390	62,440	63,884	61,845
Average monthly revenue per paying streaming membership	$11.04	$11.13	$11.18	$11.28	$11.16
% change as compared to prior-year period	12%	13%	13%	10%	12%
Constant currency % change as compared to prior-year period*	12%	13%	13%	10%	12%

(2) Excludes DVD revenues of $366 million for the year ended December 31, 2018. Total US revenues for the year ended December 31, 2018 was $8.0 billion.

Europe, Middle East and Africa (EMEA)
Revenues	$886,649	$975,497	$1,004,749	$1,096,812	$3,963,707
Paid net streaming membership additions	3,335	1,978	2,519	3,982	11,814
Paid streaming memberships at end of period	29,339	31,317	33,836	37,818	37,818
Average paid streaming memberships during period	27,672	30,328	32,577	35,827	31,601
Average monthly revenue per paying streaming membership	$10.68	$10.72	$10.28	$10.20	$10.45
% change as compared to prior-year period	25%	23%	11%	3%	14%
Constant currency % change as compared to prior-year period*	11%	11%	10%	6%	9%

Latin America (LATAM)
Revenues	$540,182	$568,071	$562,307	$567,137	$2,237,697
Paid net streaming membership additions	1,543	1,535	1,320	1,962	6,360
Paid streaming memberships at end of period	21,260	22,795	24,115	26,077	26,077
Average paid streaming memberships during period	20,489	22,028	23,455	25,096	22,767
Average monthly revenue per paying streaming membership	$8.79	$8.60	$7.99	$7.53	$8.19
% change as compared to prior-year period	18%	10%	(3)%	(13)%	1%
Constant currency % change as compared to prior-year period*	18%	18%	14%	6%	13%

Asia-Pacific (APAC)
Revenues	$199,117	$221,252	$248,691	$276,756	$945,816
Paid net streaming membership additions	893	978	1,089	1,146	4,106
Paid streaming memberships at end of period	7,394	8,372	9,461	10,607	10,607
Average paid streaming memberships during period	6,948	7,883	8,917	10,034	8,446
Average monthly revenue per paying streaming membership	$9.55	$9.36	$9.30	$9.19	$9.33
% change as compared to prior-year period	8%	6%	3%	(4)%	2%
Constant currency % change as compared to prior-year period*	4%	3%	5%	2%	3%

2

	As Of / Three Months Ended			As of / Nine Months Ended
	March 31, 2019	June 30, 2019	September 30, 2019	September 30, 2019
United States and Canada (UCAN)
Revenues (3)	$2,256,851	$2,501,199	$2,621,250	$7,379,300
Paid net streaming membership additions (losses)	1,876	(132)	613	2,357
Paid streaming memberships at end of period	66,633	66,501	67,114	67,114
Average paid streaming memberships during period	65,695	66,567	66,808	66,357
Average monthly revenue per paying streaming membership	$11.45	$12.52	$13.08	$12.36
% change as compared to prior-year period	4%	12%	17%	11%
Constant currency % change as compared to prior-year period*	4%	13%	17%	11%

(3) Excludes DVD revenues of $229 million for the nine months ended September 30, 2019. Total US revenues for the nine months ended September 30, 2019 was $7.0 billion.

Europe, Middle East and Africa (EMEA)
Revenues	$1,233,379	$1,319,087	$1,428,040	$3,980,506
Paid net streaming membership additions	4,724	1,687	3,126	9,537
Paid streaming memberships at end of period	42,542	44,229	47,355	47,355
Average paid streaming memberships during period	40,180	43,386	45,792	43,119
Average monthly revenue per paying streaming membership	$10.23	$10.13	$10.40	$10.26
% change as compared to prior-year period	(4)%	(6)%	1%	(3)%
Constant currency % change as compared to prior-year period*	2%	3%	6%	3%

Latin America (LATAM)
Revenues	$630,472	$677,136	$741,434	$2,049,042
Paid net streaming membership additions	1,470	343	1,490	3,303
Paid streaming memberships at end of period	27,547	27,890	29,380	29,380
Average paid streaming memberships during period	26,812	27,719	28,635	27,722
Average monthly revenue per paying streaming membership	$7.84	$8.14	$8.63	$8.21
% change as compared to prior-year period	(11)%	(5)%	8%	(3)%
Constant currency % change as compared to prior-year period*	7%	12%	17%	12%

Asia-Pacific (APAC)
Revenues	$319,602	$349,494	$382,304	$1,051,400
Paid net streaming membership additions	1,534	801	1,543	3,878
Paid streaming memberships at end of period	12,141	12,942	14,485	14,485
Average paid streaming memberships during period	11,374	12,542	13,714	12,543
Average monthly revenue per paying streaming membership	$9.37	$9.29	$9.29	$9.31
% change as compared to prior-year period	(2)%	(1)%	—%	(1)%
Constant currency % change as compared to prior-year period*	3%	5%	3%	4%

*The Company believes that constant currency information is useful in analyzing the underlying trends in average monthly revenue per paying membership. In order to exclude the effect of foreign currency rate fluctuations on average monthly revenue per paying membership, the Company estimates current period revenue assuming foreign exchange rates had remained constant with foreign exchange rates from the prior-year period.

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